                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     DYNAMICS RESEARCH CORPORATION
                     -----------------------------
            (Exact name of registrant as specified in its charter)

                     MASSACHUSETTS                                                    04-2211809
                     -------------                                                    ----------
(State or other jurisdiction of incorporation or organization)            (I.R.S. Employer Identification No.)


                   60 FRONTAGE ROAD, ANDOVER,          MA 01810
                   ---------------------------------------------
             (Address of Principal Executive Offices)  (Zip Code)

              James P. Regan Non-Statutory Stock Option Agreement
                              2000 Incentive Plan
                             --------------------
                           (Full title of the plans)

                                 DAVID KELEHER
              VICE PRESIDENT OF FINANCE, CHIEF FINANCIAL OFFICER
                         DYNAMICS RESEARCH CORPORATION
                               60 FRONTAGE ROAD
                         ANDOVER, MASSACHUSETTS 01810
                         ----------------------------
                    (Name and address of agent for service)

                                (978) 475-9090
                                --------------
         (Telephone number, including area code, of agent for service)

                 Please send copies of all communications to:
                              MARY E. WEBER, ESQ.
                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                          BOSTON, MASSACHUSETTS 02110
                                (617) 951-7000

                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
Title of securities to    Amount to be         Proposed maximum       Proposed maximum       Amount of
be registered             be registered (1)    offering price per     aggregate offering     registration fee (3)
                                               share (2)              price (2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.10       1,500,000 shares        $7.25                $10,875,000            $2,871.00
Par Value (including       250,000 shares (4)     4.44                  1,110,000               293.04
                         ----------------                                                    ---------
Preferred Stock          1,750,000                                                           $3,164.04
Purchase Rights)

=====================================================================================================================

(1) Pursuant to Rule 416(a), also covers additional shares of common stock as may be offered in the event of stock dividends, splits or recapitalization or other similar transactions.

(2) Represents the weighted average price of shares registered hereunder determined as follows: the offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 1,750,000 shares of Common Stock, par value $.10 per share, to be registered hereunder, 250,000 shares are subject to options at an average price of $4.44 per share. The offering price of $7.25 per share for the remaining 1,500,000 shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the common stock of Dynamics Research Corporation, par value $.10, reported on the NASDAQ National Market on October 5, 2000, which was $7.25.

(3) Registration fee consists of (a) $293.04 payable in respect of 250,000 shares subject to options at an average exercise price of $4.44 per share on the date hereof and (b) $2,871.00 payable in respect of 1,500,000 shares not yet subject to options on the date hereof, calculated as described in footnote 2.

(4) Shares subject to options granted pursuant to the James P. Regan Stock Option Agreement.

                                    PART I


ITEM 1. PLAN INFORMATION

     Not required to be filed with this registration statement.


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this registration statement.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates the following documents herein by reference:

     (a) The Registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     (b) All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 since December 31, 1999, which are listed below:

          (i) The Registrant's Quarterly Report(s) on Form 10-Q for the fiscal quarter(s) ended March 31, 2000 and June 30, 2000.

          (ii) The Registrant's Current Report(s) on Form 8-K dated February 10, 2000.

          (iii) The Registrant's Current Report(s) on Form 8-K dated June 27, 2000.

     (c) The description of the Registrant's Common Stock, $.10 par value per share, contained in the Registrant's Registration Statement on Form 10 in respect of the Registrant's Common Stock, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended by Registrant's Registration Statement on Form 8-A, as amended, filed pursuant to
          Section 12 of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is organized under the laws of The Commonwealth of Massachusetts. The Massachusetts Business Corporation Law provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in or authorized by its articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Massachusetts law, a corporation can purchase and maintain insurance on behalf of any person against liability incurred as a director, officer, employee, agent or person serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have the power to itself indemnify him against such liability.

     The Registrant's Restated Articles of Organization provide that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Massachusetts Business Corporation Law as in effect at time such liability is determined. The By-laws provide that the Registrant shall indemnify its directors and officers to the full extent permitted by the laws of The Commonwealth of Massachusetts against certain liabilities.

     The Company has indemnification agreements with each of its directors. Each indemnification agreement entitles the director to be indemnified by the Company for any liabilities and expenses incurred in connection with the defense or disposition of any legal claim or action brought or threatened against him or her by reason of (i) being or having been a director of the Company or (ii) serving or having served at the Company's request as a director of another organization or in any capacity with respect to an employee benefit plan. The indemnification agreement also requires the Company to advance payment for any expenses incurred by a director in connection with such an action. However, a director will not receive indemnification under the agreement if he or she is found not to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Company. The indemnification provided under the indemnification agreement is required whether or not an action is brought asserting that the director seeking indemnification acted unlawfully or acted to create an improper personal benefit, unless the director is actually found not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.   EXHIBITS.


4.1 Restated Articles of Organization (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended 6/13/87, SEC File Reference No. 1-
7348).

4.2 By-Laws (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended 6/13/87, SEC File Reference No.1-7348).

4.3   Specimen Common Stock Certificate included in Exhibit 4.1 and 4.2.

4.4   Specimen Preferred Stock Certificate included in Exhibit 4.1 and 4.2.

4.5 Rights Agreement dated as of February 17, 1998 ("Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to the Registrant's Form 8-A filed on June 15, 1998).

4.6 Form of Certificate of Designation with respect to Series B Preferred Stock (incorporated by reference to the Registrant's Form 8-A Amendment filed on September 30, 1998).

4.7 Form of Rights Certificate (incorporated by reference to the Registrant's Form 8-A filed on June 15, 1998).

4.8 Dynamics Research Corporation 2000 Incentive Plan (incorporated by reference to the Registrant's Proxy Statement filed on Form DEFS 14A on December 6, 1999).

4.9   Form of James P. Regan Non-qualified Stock Option Agreement

5     Opinion of Ropes & Gray.

23.1  Consent of Arthur Andersen LLP.

23.2  Consent of Ropes & Gray is contained in Exhibit 5.

24    Power of attorney is included on the signature page of this Registration
Statement.



ITEM 9.   UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Massachusetts on this 14th day of July, 2000.

                                   DYNAMICS RESEARCH CORPORATION


                                   By: /s/ James P. Regan
                                       ---------------------------
                                       JAMES P. REGAN
                                       Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Dynamics Research Corporation, hereby severally constitute and appoint James P. Regan and David Keleher and each of them singly, as true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all additional amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Dynamics Research Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all applicable requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

TITLE:                                         DATE:


/s/ James P. Regan
---------------------------                       July 14, 2000
JAMES P. REGAN, President,
Chief Executive Officer, and Director


/s/ David Keleher
---------------------------                       March 13, 2000
DAVID KELEHER, Chief
Financial Officer
Vice President of Finance

/s/ Robert Flynn
---------------------------                       March 7, 2000
ROBERT FLYNN,
Corporate Controller
(Acting)

/s/ John S. Anderegg, Jr.
---------------------------                       July 14, 2000
JOHN S. ANDEREGG, JR., Director


/s/ Francis J. Aguilar
---------------------------                       March 9, 2000
FRANCIS J. AGUILAR, Director

/s/ James P. Mullins
---------------------------
JAMES P. MULLINS, Director                        March 8, 2000


/s/ Martin V. Joyce
----------------------------
MARTIN V. JOYCE, Director                         March 8, 2000


/s/ Kenneth F. Kames
---------------------------
KENNETH F. KAMES, Director                        March 9, 2000

                                 EXHIBIT INDEX

4.1 Restated Articles of Organization (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended 6/13/87, SEC File Reference No. 1-
7348).

4.2 By-Laws (Incorporated by reference to the Registrant's Form 10-Q for the quarter ended 6/13/87, SEC File Reference No.1-7348).

4.3   Specimen Common Stock Certificate included in Exhibit 4.1 and 4.2.

4.4   Specimen Preferred Stock Certificate included in Exhibit 4.1 and 4.2.

4.5 Rights Agreement dated as of February 17, 1998 ("Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to the Registrant's Form 8-A filed on June 15, 1998).

4.6 Form of Certificate of Designation with respect to Series B Preferred Stock (incorporated by reference to the Registrant's Form 8-A Amendment filed on September 30, 1998).

4.7 Form of Rights Certificate (incorporated by reference to the Registrant's Form 8-A filed on June 15, 1998).

4.8 Dynamics Research Corporation 2000 Incentive Plan (incorporated by reference to the Registrant's proxy statement filed on Form DEFS 14A on December 6, 1999).

4.9   Form of James P. Reagan Non-Qualified Stock Option Agreement

5     Opinion of Ropes & Gray.

23.1  Consent of Arthur Andersen LLP.

23.2  Consent of Ropes & Gray is contained in Exhibit 5.

24    Power of attorney is included on the signature page of this Registration
Statement.